FEBRUARY 18, 2026 FOURTH-QUARTER 2025 FINANCIAL RESULTS Exhibit 99.3

1Edison International | Fourth-Quarter 2025 Earnings Call Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related costs (including amounts paid for self-insured retention and co-insurance, and amounts not recoverable from the Wildfire Fund), and costs incurred for wildfire restoration efforts and to mitigate the risk of utility equipment causing future wildfires; • the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel; • risks associated with the construction, operation, and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, forecasted load growth does not occur, and increased costs due to supply chain constraints, tariffs, inflation and rising interest rates and the impact of legislative actions on affordability; • ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan, its target energization times and capital investment program, including challenges related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“); • risk that California Assembly Bill 1054 (“AB 1054“), California Senate Bill 254 (“SB 254”) or other new California legislation does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial or contributing cause, including the longevity of the Wildfire Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054 or SB 254, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission, the California legislature and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, reforming wildfire-related liability protections available to California investor-owned utilities, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to customer notifications and to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

2Edison International | Fourth-Quarter 2025 Earnings Call Key Messages $11.58 2025 GAAP EPS $6.55 2025 Core EPS1 Reiterated and Extended 5–7% Core EPS CAGR 2025–20302 Introduced $5.90–6.20 2026 Core EPS Guidance1 Unwavering commitment to customers, communities, and capital contributors—safety, affordability, execution 2025 Core EPS above guidance extends track record of delivering on commitments Introduced 2026 Core EPS1 guidance of $5.90–6.20 and 2027 Core EPS guidance of $6.25–6.65 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on starting point of $5.84, which is the midpoint of the original 2025 EPS guidance range of $5.50–5.90 plus run-rate interest expense benefit resulting from the TKM Settlement Agreement of 14¢ Strengthened execution and wildfire-risk reduction reinforce SCE’s operational and safety leadership 1 3 4 6 Recent regulatory decisions provide strong visibility into achieving multi-year targets 2 Continued confidence in delivering 5–7% Core EPS1 growth from 2025 to 2028 and extending to 203025

3Edison International | Fourth-Quarter 2025 Earnings Call EIX has a solid track record of delivering on Core EPS guidance over the last two decades 2025 2024 2023 2022 2021 Exceeded In-line In-line In-line Exceeded 2020 2019 2017 2016 2015 In-line In-line Exceeded In-line Exceeded 2014 2013 2011 2010 2009 Exceeded Exceeded Exceeded In-line Exceeded 2008 2007 2006 2005 2004 In-line Exceeded Exceeded Exceeded Exceeded EIX Actual Core EPS vs. Guidance Range History1   1. 2012 and 2018 not shown because Core EPS guidance was not given in those years due to GRC decision timing  + + ++  + + + + + + +  +

Eaton Fire: Currently unable to estimate potential losses; SCE has clear sources for funding claims resolution[1]

Investigation Status[2]

While SCE has not conclusively determined causation, SCE is not aware of evidence pointing to another possible source of ignition.

Absent additional evidence, SCE believes that it is likely that its equipment could have been associated with the ignition of the Eaton Fire.

Based on the information it has reviewed, SCE believes that it will be able to make a good faith showing that its conduct with respect to its transmission facilities in the preliminary area of origin was consistent with the actions of a reasonable utility.

Wildfire Recovery Compensation Program Stats[3]

- 2,345 claims submitted for households, consisting of more than 6,778 individuals
- 507 offers extended totaling more than $165 million
- 71 claims payments already made to individuals, totaling more than $15 million

Clear funding sources mitigate balance sheet exposure from claims resolution[4]

1	First $1Bn[5]	Customer–funded self-insurance
2	Up to remaining capacity of Wildfire Fund	Reimbursement from Wildfire Fund[1]
3	Above capacity of Wildfire Fund	SB 254 provides ability to securitize[6]

1. Refers to claims for third-party damages related to the Eaton Fire eligible for reimbursement from the Wildfire Fund's Initial Account, which will be subject to approval of the fund administrator
2. For further details, see "Management Overview—Southern California Wildfires and Mudslides" in the 2025 10-K
3. As of February 13, 2026
4. Refers to funding sources prior to a CPUC determination of prudency. For further details, see "Management Overview—Southern California Wildfires and Mudslides" in the 2025 10-K
5. Customer-funded self-insurance includes a $12.5 million shareholder contribution
6. Subject to CPUC approval. If the CPUC determines that the costs were not prudently incurred, SCE will be required to return any amounts recovered back to customers over a period that matches the remaining duration of the financing instrument through credits to customer rates

Edison International | Fourth-Quarter 2025 Earnings Call

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SCE enters 2026 with substantially greater clarity into outlook following significant regulatory year in 2025

✓ = Final Decision Received

Application	2025	2026	2027	2028	*Next Steps*
General Rate Case (A.23-05-010)	✓		◆ *File 2029 GRC*		*n/a*
TKM Recovery; Financing (A.23-08-013; A.25-04-021)	✓ ✓				*n/a*
2023 WMCE; 2024 WMCE (A.24-04-005; A.25-12-002)	✓				*Awaiting scoping memo to set procedural schedule*
2022 WMVM (A.23-10-001)	✓				*n/a*
Cost of Capital (A.25-03-012)	✓			◆ *File 2029 CoC*	*n/a*
Woolsey Recovery; Financing (A.24-10-002; A.26-01-007)	✓				*Prehearing conference on Feb. 19*
NextGen ERP (A.25-03-009)					*Reply briefs due Feb. 20*
Advanced Metering Infra. 2.0 (Not yet filed)		◆ *File standalone application*			*Plan to file in Q1 2026*

Edison International | Fourth-Quarter 2025 Earnings Call

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Fourth Quarter Earnings Summary

	Q4 2025	Q4 2024	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 5.08	$ 1.11	$ 3.97
EIX Parent & Other	(0.28)	(0.23)	(0.05)
Basic EPS	**$ 4.80**	**$ 0.88**	**$ 3.92**
Less: Non-core Items[1]			
SCE	$ 2.94	$ (0.17)	$ 3.11
EIX Parent & Other	—	—	—
Total Non-core Items	**$ 2.94**	**$ (0.17)**	**$ 3.11**
Core Earnings Per Share (EPS)			
SCE	$ 2.14	$ 1.28	$ 0.86
EIX Parent & Other	(0.28)	(0.23)	(0.05)
Core EPS	**$ 1.86**	**$ 1.05**	**$ 0.81**

Key SCE EPS Drivers	
Higher revenue	$ 0.46
Higher depreciation	(0.05)
Higher property and other taxes	(0.04)
Lower interest expense	0.45
Higher other income	0.03
Div on preference stock	0.01
Total core drivers	$ 0.86
Non-core items[1]	3.11
Total	$ 3.97

EIX EPS	
Total core drivers	$ (0.05)
Non-core items	—
Total	$ (0.05)

Takeaways

Fourth-quarter 2025 Core EPS increased year over year, primarily due to:

- ▲ SCE: A benefit to interest expense related to cost recoveries authorized under the Woolsey Settlement Agreement and higher revenue from the 2025 GRC final decision
- ▼ EIX Parent and Other: Preferred stock redemption loss due to recognition of original issuance costs

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

Note: Diluted earnings were $4.81 and $0.87 per share for the three months ended December 31, 2025 and 2024, respectively

Edison International | Fourth-Quarter 2025 Earnings Call

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Full Year Earnings Summary

		2025		2024		Variance
Basic Earnings Per Share (EPS)						
SCE	$	12.70	$	4.20	$	8.50
EIX Parent & Other		(1.12)		(0.87)		(0.25)
Basic EPS	**$**	**11.58**	**$**	**3.33**	**$**	**8.25**
Less: Non-core Items[1]						
SCE	$	5.13	$	(1.59)	$	6.72
EIX Parent & Other		(0.10)		(0.01)		(0.09)
Total Non-core Items	**$**	**5.03**	**$**	**(1.60)**	**$**	**6.63**
Core Earnings Per Share (EPS)						
SCE	$	7.57	$	5.79	$	1.78
EIX Parent & Other		(1.02)		(0.86)		(0.16)
Core EPS	**$**	**6.55**	**$**	**4.93**	**$**	**1.62**

Key SCE EPS Drivers		
Higher revenue	$	1.80
Higher O&M		(0.14)
Higher depreciation		(0.49)
Higher property and other taxes		(0.06)
Lower interest expense		0.77
Lower other income		(0.07)
Income taxes		(0.11)
Div on preference stock		0.08
Total core drivers	$	1.78
Non-core items[1]		6.72
Total	$	8.50

EIX EPS		
Total core drivers	$	(0.16)
Non-core items[1]		(0.09)
Total	$	(0.25)

Takeaways

2025 Core EPS increased year over year, primarily due to:

- ▲ SCE: Higher revenue from the 2025 GRC final decision and benefits to interest expense related to cost recoveries authorized under the TKM and Woolsey Settlement Agreements
- ▼ EIX Parent and Other: Higher interest expense and preferred stock redemption loss due to recognition of original issuance costs

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

Note: Diluted earnings were $11.58 and $3.31 per share for the twelve months ended December 31, 2025 and 2024, respectively

Edison International | Fourth-Quarter 2025 Earnings Call
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8Edison International | Fourth-Quarter 2025 Earnings Call EIX added another year of strong execution in 2025 Extended track record of delivering on Core EPS guidance and achieved 2021–2025 growth target • 2025 Core EPS of $6.55, above initial guidance range1 • Solid track record of delivering on Core EPS guidance over last two decades • Delivered on multi-year Core EPS growth target set in 2021, successfully managing headwinds Continued progress in wildfire mitigation efforts • Installed 700+ miles of covered conductor, bringing total deployment to more than 7,000 miles • No ignitions due to failure of covered conductor2 Settlements for 2017/2018 Events cost recovery approved by CPUC • Successfully completed TKM and Woolsey cost recovery proceedings (overall approval is 43% of total request = ~$3.6 billion) • Completed securitization of TKM cost recovery (~$1.6 billion) Significant regulatory progress resolving major proceedings • Final decisions on 2025 GRC, 2026 cost of capital, 2023 WMCE, 2022 WMVM, TKM and Woolsey cost recovery settlement agreements • Maintained lowest system-average rate among major California IOUs for 17th consecutive year Grew dividend for 22nd consecutive year • Raised dividend 6%, reflecting confidence in EIX’s financial strength and outlook, and commitment to achieving long-term EPS growth target 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Refers to the ignition drivers covered conductor is designed to mitigate     

2026 Key Focus Areas

Operational

- **Wildfire mitigation work** — continued execution of wildfire mitigation plan
- **Execute on $7+ billion capital plan** — strengthen reliability, resilience, and readiness to meet customer needs
- **Continue track record of operational excellence** — drive toward long-term objectives across safety, reliability, customer satisfaction, and affordability

Regulatory & Legislative

- **SB 254 Natural Catastrophe Resiliency Study & Legislation** — drive discussions on a whole-of-society solution that enhances public safety, improves affordability, and supports the predictability for long-term investment in a clean, reliable energy system for California
- **NextGen ERP application** — achieve constructive final decision on program that enables business improvements that provide grid resiliency, customer cost savings, and other benefits
- **File Advanced Metering Infrastructure 2.0 application** — >$3 billion capital program

Financial

- **Another year of solid execution** — deliver on Core EPS[1] guidance and remain on track to deliver on multiyear EPS targets
- **Execute efficient financings** — OpCo and Parent debt issuances to finance growth and refinance maturities with no equity issuance

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

Edison International | Fourth-Quarter 2025 Earnings Call
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10Edison International | Fourth-Quarter 2025 Earnings Call 2026–2030 Capital Expenditures Plan1 Five-year capex plan of ~$38–$41 billion to strengthen reliability, resilience, and readiness to meet customer needs Capital Expenditures, $ in Billions 1. Forecast includes amounts approved in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate annual updates. 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations 6.5 6.7 6.7 7.9 8.1 0.8 0.9 0.9 1.1 1.0 $7.3 $7.6 $7.6 $9.0 $9.1 2026 2027 2028 2029 2030 CPUC FERC Range Case2 $7.1 $7.3 $7.2 $8.0 $7.9 Forecast through 2030 includes: • 2025 GRC approval • CAISO-awarded FERC transmission projects • Advanced metering infrastructure program (~50% of total >$3bn projected spend is 2026–2030) • Planned 2029 GRC request Beyond 2030, continued long- term capital investment opportunities to serve customers • 2029 GRC investments • CAISO-awarded FERC transmission projects (~$2bn) • Advanced metering infrastructure program (~50% of total >$3bn projected spend is 2031–2033)

11Edison International | Fourth-Quarter 2025 Earnings Call 40.1 43.2 46.4 49.8 53.8 58.4 7.5 7.6 8.0 8.3 8.8 9.5 $47.6 $50.8 $54.4 $58.1 $62.6 $67.9 2025 2026 2027 2028 2029 2030 Projected ~7% rate base growth driven by investments to enable customer-driven load growth CPUC FERC ~7% CAGR 2025–2030 Range Case (Recorded) $50.8 $54.3 $57.7 $61.7 $66.1 2025–2030 SCE Rate Base Weighted Average Rate Base, $ in Billions Forecast through 2030 includes: • 2025 GRC approval • CAISO-awarded FERC transmission projects • Advanced metering infrastructure program (~50% of total >$3bn projected spend is 2026–2030) • Planned 2029 GRC request Beyond 2030, continued long- term capital investment opportunities to serve customers • 2029 GRC investments • CAISO-awarded FERC transmission projects (~$2bn) • Advanced metering infrastructure program (~50% of total >$3bn projected spend is 2031–2033)

EIX introduces 2026 Core EPS guidance of $5.90–6.20 and 2027 Core EPS guidance of $6.25–6.65

EIX 2026 and 2027 Core Earnings Per Share Guidance Ranges

	2026 Guidance		2027 Guidance
SCE EPS	6.81–7.07		7.20–7.53
EIX Parent and Other	(0.91)–(0.87)		(0.95)–(0.88)
EIX Consolidated Core EPS	**$5.90–6.20**	**~7% Growth** →	**$6.25–6.65**
Share Count (in millions)	*385*		*385*

Now providing 2027 outlook given visibility through GRC cycle

- Expected to be at high-end of long-term growth rate range of 5–7%
- Core EPS growth driven primarily by ~7% rate base growth
- Additional modeling considerations can be found on page 15

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

Edison International | Fourth-Quarter 2025 Earnings Call

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2026 Core EPS guidance represents ~3.5% growth, muted primarily by variances not expected to affect later periods

Drivers of 2026 Core EPS compared to original 2025 midpoint[1]

$ per Share



5.84
0.28
0.18
(0.11)
(0.07)
(0.07)
6.05
Variances not expected to affect later periods
Original 2025 Midpoint
Rate Base Growth, Net of Lower CPUC ROE
Woolsey Interest Benefit
2025 Regulatory Decision True-ups
Depreciation- and Property Tax-related
Tax, Financing, and Other
2026 Core EPS Guidance (@ Midpoint)

1. Original 2025 midpoint represents the midpoint of the original 2025 Core EPS guidance range for $5.50–5.90 plus run-rate interest expense benefit resulting from the TKM Settlement Agreement of 14¢

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded

Edison International | Fourth-Quarter 2025 Earnings Call

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14Edison International | Fourth-Quarter 2025 Earnings Call 1. Compound annual growth rate (CAGR) based the midpoint of the original 2025 Core EPS guidance range of $5.50–5.90 plus run-rate interest expense benefit resulting from the TKM Settlement Agreement of 14¢ Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding EIX 2028 Core Earnings Per Share Guidance Range 2028 Guidance SCE EPS 7.74–8.04 EIX Parent and Other (1.00)–(0.90) EIX Consolidated Core EPS $6.74–7.14 Share Count (in millions) 385 EIX reaffirms 2028 Core EPS guidance of $6.74–7.14, representing 5–7% growth from 20251

15Edison International | Fourth-Quarter 2025 Earnings Call 2026–2028 Modeling Considerations Variable 2026 2027 2028 SCE Rate Base ($ billions) $50.8 $54.3–54.4 $57.7–58.1 Rate Base Mix (CPUC/FERC) 85% / 15% 85% / 15% 86% / 14% Authorized ROEs (CPUC/FERC) 10.03% / 10.30% 10.03% / 10.30% 10.03% / 10.30% Authorized Equity Ratios (CPUC/FERC) 52% / 47.5% 52% / 47.5% 52% / 47.5% TKM/Woolsey Interest Benefit1 (Core EPS) ~32¢ ~32¢ ~32¢ SCE Wildfire Debt Rate (Pre-tax) 5.3% weighted average portfolio; incorporates current yield curve, maturities, and financing assumptions EIX Parent Debt Rate (Pre-tax) 5.4% weighted average portfolio; incorporates current yield curve, maturities, and financing assumptions Equity Issuance ($ millions) No equity issuance forecasted from 2026–2030 Share Count (millions) 385 385 385 1. Compared to 2024 baseline

16Edison International | Fourth-Quarter 2025 Earnings Call EIX extends 5–7% Core EPS growth for 2025 to 2030, with no equity needs in financing plan 1. For 2025, represents the midpoint of the original 2025 Core EPS guidance range for $5.50–5.90 plus run-rate interest expense benefit resulting from the TKM Settlement Agreement of 14¢ 2. Financing plan is subject to change. Incorporates expected Woolsey securitization 3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors 4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt $5.84 $7.45–8.20 Original 2025 Midpoint 2030 Target Achievable EPS growth for 2030 Core Earnings per Share Guidance1 5–7% CAGR 2026–2030 EIX consolidated financing plan2 $ in Billions Uses Sources Capital Plan $38–41 Dividends3 $7–9 Net cash provided by operating activities $36–38 Incremental Debt2,4 $9–12

Rate base and EPS growth aligned with grid safety, reliability, and customer affordability

5–7% Core EPS CAGR[1] 2025–2030	Underpinned by strong rate base growth of ~7% $38–41 billion 2026–2030 capital program
~5% current dividend yield[2]	22 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected ~30–40% load growth by 2035 and nearly doubling by 2045[3]

1. Compound annual growth rate (CAGR) based the midpoint of the original 2025 Core EPS guidance range of $5.50–5.90 plus run-rate interest expense benefit resulting from the TKM Settlement Agreement of 14¢
2. Based on EIX stock price on February 17, 2026
3. Relative to 2025

Edison International | Fourth-Quarter 2025 Earnings Call

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ADDITIONAL INFORMATION

Resolution of legacy wildfires: TKM and Wooley settlements approved; Woolsey securitization pending approval

2017/2018 Wildfire/Mudslide Events Cost Recovery

	✓ **TKM** (A.23-08-013)	✓ **Woolsey** (A.24-10-002)
Value	~$1.6 billion *(Settlement value)*[1]	~$2.0 billion *(Settlement value)*[1]
Next Steps	None — securitization completed in 2025	Targeting issuance of securitized bonds by mid-2026
Avg. Residential Customer Cost[2]	~$1.04/month	~$1.18/month

(vs. average bill of ~$188)

Modeling Considerations

Core EPS: One-time benefit recorded upon CPUC approval; going forward, SCE realizes interest expense benefit

	One-time True-up in 2025	**Ongoing Post-Decision**
TKM	~30¢ *(Q1 2025)*	~14¢ *(annualized)*
Woolsey	~46¢ *(Q4 2025)*	~18¢ *(annualized)*

Cash Flow: Securitization follows CPUC approval of financing order

- **TKM**: ~$1.6 billion completed in 2025
- **Woolsey**: ~$2.0 billion expected mid-2026

Use of Proceeds:

- Offsets normal-course debt issuances as SCE reallocates outstanding debt for rate base growth

1. Approved TKM settlement authorizes recovery of 60% of WEMA costs (claims and associated financing and legal expenses) and 85% of CEMA costs. Approved Woolsey settlement authorizes recovery of 35% of WEMA costs (claims and associated financing and legal expenses) and 85% of CEMA costs
2. For WEMA costs only. Estimated cost assuming securitization. Average bill shown is for non-CARE residential customers

Edison International | Fourth-Quarter 2025 Earnings Call
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Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

~$8.0 billion
memo account recovery 2021–2025[1]

~$3.2 billion
securitizations of AB 1054 capex and TKM cost recovery completed

~$3.5 billion
remaining recoveries through 2027

Remaining GRC and Wildfire-related Application Recoveries

$ in Millions

Approved Applications

Application / Account	Balance @ Dec. 31, '25	Recovery Through	Remaining Rate Recovery by Year 2026	2027	2028
✓ 2025 GRC (Jan–Sept. '25)	789	Sept. '27	451	338	–
✓ 2023 WMCE	312	Sept. '26	312	–	–
✓ 2022 WM/VM	128	Sept. '26	128	–	–
✓ Woolsey CEMA	50	May '27	29	21	–
✓ TKM CEMA	14	Jun. '26	14	–	–
✓ Various others	229	Varies	229	–	–
Total	**1,522**		**1,163**	**359**	**–**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2,3,4]	Expected Amort.[2]	Expected Rate Recovery by Year[3] 2026	2027	2028
Woolsey Securitization	1,951	n/a	1,951	–	–
2024 WMCE	48	12 months	–	48	–
Total Including Securitization	**1,999**		**1,951**	**48**	**–**

1. Includes ~$3.2 billion recovered through securitization of AB 1054 capital expenditures and TKM authorized costs
2. Pending Applications reflects applications already submitted to the CPUC. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest that would also be authorized upon commission approval. For Woolsey securitization, amount reflects costs recovered upfront. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate
4. Woolsey Securitization estimate will be further refined as timing and costs of securitization transaction are evaluated

Note: Numbers may not add due to rounding

Edison International | Fourth-Quarter 2025 Earnings Call

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Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Net Income (Loss) Available to Edison International, $ in Millions

	Q4 2025	Q4 2024	2025	2024
Basic Earnings	**$ 1,848**	**$ 340**	**$ 4,459**	**$ 1,284**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events (claims and expenses), net of recoveries	1,627	(8)	2,961	(493)
Eaton Fire claims and expenses	(15)	—	(15)	—
Other Wildfire Events (claims and expenses), net of recoveries	(5)	(38)	(1)	(162)
Wildfire Fund expense	(36)	(37)	(144)	(146)
Net charges related to disallowed historical capital expenditures in SCE's 2025 GRC decision	—	—	(76)	—
Severance costs, net of recovery	—	(6)	—	(50)
Income tax (expense) benefit[1]	(440)	25	(747)	238
Subtotal SCE	***1,131***	***(64)***	***1,978***	***(613)***
EIX Parent & Other				
Wildfire claims insured by EIS	—	(2)	(50)	(4)
Income tax benefit[1]	—	1	11	1
Subtotal EIX Parent & Other	***—***	***(1)***	***(39)***	***(3)***
Less: Total non-core items	**$ 1,131**	**$ (65)**	**$ 1,939**	**$ (616)**
SCE	823	493	2,911	2,232
EIX Parent & Other	(106)	(88)	(391)	(332)
Core Earnings	**$ 717**	**$ 405**	**$ 2,520**	**$ 1,900**

1. SCE non-core items are tax-affected at an estimated statutory rate of approximately 28%; wildfire claims insured by EIS are tax-affected at the federal statutory rate of 21%

Edison International | Fourth-Quarter 2025 Earnings Call

Energy for What's Ahead®

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Available to Edison International[1]

	Q4 2025	Q4 2024	2025	2024
Basic EPS	**$ 4.80**	**$ 0.88**	**$ 11.58**	**$ 3.33**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events (claims and expenses), net of recoveries	4.22	(0.02)	7.68	(1.28)
Eaton Fire claims and expenses	(0.04)	—	(0.04)	—
Other Wildfire Events (claims and expenses), net of recoveries	(0.01)	(0.10)	—	(0.42)
Wildfire Insurance Fund expense	(0.09)	(0.10)	(0.37)	(0.38)
Net charges related to disallowed historical capital expenditures in SCE's 2025 GRC decision	—	—	(0.20)	—
Severance costs, net of recovery	—	(0.02)	—	(0.13)
Income tax (expense) benefit[2]	(1.14)	0.07	(1.94)	0.62
Subtotal SCE	***2.94***	***(0.17)***	***5.13***	***(1.59)***
EIX Parent & Other				
Wildfire claims insured by EIS	—	—	(0.13)	(0.01)
Income tax benefit[2]	—	—	0.03	—
Subtotal EIX Parent & Other	**—**	**—**	***(0.10)***	***(0.01)***
Less: Total non-core items	***2.94***	***(0.17)***	***5.03***	***(1.60)***
Core EPS	**$ 1.86**	**$ 1.05**	**$ 6.55**	**$ 4.93**

1. EPS is based on weighted-average share count of 385 million and 386 million for 2025 and 2024, respectively
2. SCE non-core items are tax-affected at an estimated statutory rate of approximately 28%; wildfire claims insured by EIS are tax-affected at the federal statutory rate of 21%

Edison International | Fourth-Quarter 2025 Earnings Call

Energy for What's Ahead®

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23Edison International | Fourth-Quarter 2025 Earnings Call Low High Basic EIX EPS $5.90 $6.20 Total Non-Core Items1 – – Core EIX EPS $5.90 $6.20 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2026 EPS Available to Edison International

24Edison International | Fourth-Quarter 2025 Earnings Call Use of Non-GAAP Financial Measures EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Edison International's earnings and basic earnings per share (EPS) are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings and core EPS internally for financial planning and for analysis of performance. Core earnings and core EPS are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation.